Exhibit 10.19

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of November 21, 2003, by and between Kana Software, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by

Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security

Agreement, dated July 10, 2000, as amended or modified from time to time, (the "Loan Agreement"). The

Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated December 28, 2001, pursuant to which, among other things, the Committed Revolving Line was decreased to Three Million Dollars ($3,000,000). The Loan

Agreement has been recently modified pursuant to a Loan Modification Agreement dated November 22,

2002, pursuant to which, among other things, the original principal amount of the Committed Revolving Line increased to Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in an Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the

Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

A. Modification(s) to Loan Agreement.

1. Sub section (a) of Section 2.3 entitled "Interest Rate, Payments" is hereby amended in part to provide that, effective as of this date, Advances accrue interest on the outstanding principal balance at a per annum rate equal to the greater of (i)

the Prime Rate or (ii) 4.00%.

2. Section 6.6 entitled "Primary Accounts" is hereby deleted in its entirety and replaced with the words "Intentionally Omitted".

3. Section 6.8 entitled "Registration of Intellectual Property Rights" is hereby amended in its entirety to read as follows:

Borrower shall not register any Copyrights or Mask Works with the United States

Copyright Office unless it: (i) has given at least fifteen (15) days' prior notice to

Bank of its intent to register such Copyrights or Mask Works and has provided

Bank with a copy of the application it intends to file with the United States

Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank's security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.

Borrower shall promptly provide to Bank a copy of the Copyright application(s)

filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.

Borrower shall provide written notice to Bank of any application filed by Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within 30 days of any such filing.

Borrower will (i) protect, defend and maintain the validity and enforceability of the

Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

4. Section 6.10 entitled "Minimum Unrestricted Cash" is hereby deleted in its entirety and replaced with "Compensating Balances" and to read as follows:

Borrower shall maintain at least $6,000,000 in unrestricted cash and cash equivalents with or through Bank at all times. If Borrower fails to comply with the

Compensating Balance for ten (10) consecutive Business Days, it shall not be deemed as an Event of Default, provided that Borrower pays Bank a one time fee of Ten Thousand Dollars ($10,000). However, it shall not be construed in any way as to cure Borrower's violation of any other Event of Default under the Loan

Agreement or Bank's agreement to (i) waive any other Event of Default under the

Loan Agreement; or (ii) forbear from exercising its right and remedies if an Event of

Default occurs, exists or continues under the Loan Agreement.

5. Section 7.3 entitled "Mergers and Acquisitions" is hereby amended in its entirety to read as follows:

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate,

with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i)

such transactions does not exceed (a) $1,000,000 in cash and (b) $4,000,000 in stocks; (ii) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement or result in a decrease of more than

25% of Tangible Net Worth; and or (iii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

6. The following defined term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

"Revolving Maturity Date" is November 20, 2004.

B. Waiver of Covenant Default(s)

1. Bank hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to maintain its primary depository and operating accounts with

Bank as described under Section 6.6, as amended herein.

Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the abovedescribed covenant as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below)

agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Thirty Seven Thousand

Five Hundred Dollars ($37,500), provided, that Borrower does not move its operating accounts to Bank on or prior to February 21, 2004 ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations,

warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this

Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the

Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan

Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: BANK:

KANA SOFTWARE, INC. SILICON VALLEY BANK

By: By:

Name: Name:

Title: Title: